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                                                                   EXHIBIT 10.1

                      SEPARATION AND DISTRIBUTION AGREEMENT

         THIS SEPARATION AND DISTRIBUTION AGREEMENT (this "Agreement"), dated as of June 30, 1998 is by and among REPUBLIC INDUSTRIES, INC., a Delaware corporation ("Parent"), and REPUBLIC SERVICES, INC., a Delaware corporation and wholly owned subsidiary of Parent (the "Company"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in
Article I hereof.

         WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent and its stockholders, pursuant to one overall integrated plan, (i) to separate the Company, which comprises the Parent's solid waste services businesses and operations (the "Solid Waste Services Business"), from Parent's other services and operations (the "Separation"), (ii) to cause the Company to consummate an initial public offering (the "IPO") of the Company's common stock, and (iii) in connection with the IPO, to distribute to Parent's stockholders on a tax-free basis all of the outstanding shares of the Company's common stock owned by Parent at the time of such distribution (the "Distribution"); and

         WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation, the IPO and the Distribution and certain other agreements that will govern certain matters relating to such transactions and the relationship of Parent and the Company following the consummation of such transactions.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For the purpose of this Agreement the following terms shall have the following meanings:

         1.1 "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

         1.2 "Affiliate" of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.



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         1.3 "Ancillary Agreements" means the Employee Benefits Agreement, the
Services Agreement, the Tax Indemnification and Allocation Agreement, the Lease and such additional agreements between Parent and the Company and other related documents as may be necessary to complete the Separation, the IPO and the Distribution.

         1.4 "Applicable Deadline" has the meaning set forth in Section 11.3(b).

         1.5 "Arbitration Act" means the United States Arbitration Act, 9 U.S.C. Sections 1-14, as the same may be amended from time to time.

         1.6 "Arbitration Demand Notice" has the meaning set forth in Section 11.3(a).

         1.7 "Assets" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

                  (a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                  (b) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                  (c) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                  (d) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

                  (e) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

                  (f) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;



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                  (g) all deposits, letters of credit and performance and surety bonds;

                  (h) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                  (i) all domestic and foreign copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, trade secrets, other proprietary information and licenses from third Persons granting the right to use any of the foregoing;

                  (j) all computer applications, programs and other software, including operating software, network software, systems documentation and instructions;

                  (k) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vender data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                  (l) all prepaid expenses, trade accounts and other accounts and notes receivables;

                  (m) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

                  (n) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                  (o) all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any Governmental Authority;

                  (p) all cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

                  (q) all interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

         1.8 "Class A Common Stock" means the Class A Common Stock of the Company, $.01 par value per share, entitled to one vote per share.

         1.9 "Class B Common Stock" means the Class B Common Stock of the Company, $.01 par value per share, entitled to five votes per share.




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         1.10 "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         1.11 "Commission" means the Securities and Exchange Commission.

         1.12 "Consents" means any consents, waivers or approvals from, or notification requirements to, any third parties.

         1.13 "Company Assets" has the meaning set forth in Section 2.3.

         1.14 "Company Balance Sheet" means the consolidated balance sheet of the Company, including the notes thereto, as of March 31, 1998.

         1.15 "Company Business" means: (a) the Solid Waste Services Business, including without limitation, the business and operations of Parent and the Company or Affiliates consisting principally of the solid waste collection and disposal service to municipal, residential, commercial and industrial customers, and the ownership and operation of transfer stations, materials recycling facilities and solid waste landfills; and (b) any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Solid Waste Service Business as then conducted.

         1.16 "Company Common Stock" means collectively the Class A Common Stock and Class B Common Stock.

         1.17 "Company Contracts" means the following contracts and agreements relating to the Company Business to which Parent or any of its Affiliates is a party or by which it or any of its Affiliates or any of their respective Assets is bound, whether or not in writing, except for any such contract or agreement that is contemplated to be retained by Parent or any member of the Parent Group pursuant to any provision of this Agreement or any Ancillary Agreement:

                  (a) any supply or vendor or customer contracts or agreements entered into in the name of, or expressly on behalf of, any division, business unit or member of the Company Group;

                  (b) any federal, state and local government and other contract and agreement and any other government contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the Company Group that relates primarily to the Company Business;

                  (c) any contract or agreement representing capital or operating equipment lease obligations reflected on the Company Balance Sheet, including obligations as lessee;



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                  (d) any contract or agreement that is otherwise expressly
contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to the Company or any member of the Company Group; and

                  (e) any guarantee, indemnity, representation, warranty or other Liability of any member of the Company Group or the Parent Group in respect of any other Company Contract, any Company Liability or the Company Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the Company Business).

         1.18 "Company Group" means the Company, each Subsidiary of the Company and each other Person that is controlled directly or indirectly by the Company immediately after the Offerings Closing Date.

         1.19 "Company Indemnitees" has the meaning set forth in Section 6.3.

         1.20 "Company Liabilities" has the meaning set forth in Section 2.4.

         1.21 "Distribution Agent" means the distribution agent to be appointed by Parent to effect the Distribution.

         1.22 "Distribution Date" means the date determined pursuant to Section
4.1 on which the Distribution occurs.

         1.23 "Distribution Time" means 5:00 p.m., Eastern Standard Time or Eastern Daylight Time (whichever shall be then in effect), on the Distribution Date.

         1.24 "Effective Date" means the date on which the Registration Statement is declared effective by the Commission.

         1.25 "Employee Benefits Agreement" means the Employee Benefits Agreement, dated as of the date hereof, by and between Parent and the Company.

         1.26 "Environmental Law" means any federal, state, local, foreign or international law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law (including tort and environmental nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined, designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including the Comprehensive Environmental



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Response, Compensation and Liability Act, the Superfund Amendments and
Reauthorization Act and the Resource Conservation and Recovery Act and comparable provisions in state, local, foreign or international law.

         1.27 "Environmental Liabilities" means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses (including allocated costs of in-house counsel and other personnel), interest, fines, penalties or other monetary sanctions in connection therewith.

         1.28 "Escalation Notice" has the meaning set forth in Section 11.2.

         1.29 "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         1.30 "Excluded Assets" has the meaning set forth in Section 2.3(b).

         1.31 "Excluded Liabilities" has the meaning set forth in Section
2.4(b).

         1.32 "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

         1.33 "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         1.34 "Group" means any of the Parent Group or the Company Group, as the context requires.

         1.35 "Indemnifying Party" has the meaning set forth in Section 6.4(a).

         1.36 "Indemnitee" has the meaning set forth in Section 6.4(a).

         1.37 "Indemnity Payment" has the meaning set forth in Section 6.4(a).

         1.38 "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow



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charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

         1.39 "Insurance Policies" means the insurance policies written by insurance carriers unaffiliated with Parent pursuant to which the Company or one or more of its Subsidiaries (or their respective officers or directors) will be insured parties after the Offerings Closing Date.

         1.40 "Insurance Proceeds" means those monies:

                  (a) received by an insured from an insurance carrier;

                  (b) paid by an insurance carrier on behalf of the insured; or

                  (c) received (including by way of set off) from any third party in the nature of insurance, contribution or indemnification in respect of any Liability; in any such case net of any applicable premium adjustments (including deductibles, reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) paid by such insured or incurred by such insured in the collection thereof.

         1.41 "Letter Ruling" means a private letter ruling from the Internal Revenue Service in form and substance satisfactory to Parent to the effect, among other things, that the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code.

         1.42 "Lease" means the lease, dated as of the date hereof, between a Subsidiary of the Parent and the Company for certain space located at 110 S.E. 6th Street, Ft. Lauderdale, FL.

         1.43 "Liabilities" means any and all liabilities, including Environmental Liabilities, OFLs, losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including



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those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

         1.44 "Offerings Closing" means the receipt by the Company of the net proceeds of the IPO in accordance with the terms of the Underwriting Agreement.

         1.45 "Offerings Closing Date" means the first time at which any shares of the Class A Common Stock are sold to the Underwriters pursuant to the IPO, in accordance with the terms of the Underwriting Agreement.

         1.46 "OFLs" mean operating financial liabilities, comprising all liabilities of any Person of a financial nature with third parties existing on the date hereof or entered into or established between the date hereof and the Offerings Closing Date, including any of the following:

                  (a) foreign exchange contracts;

                  (b) letters of credit;

                  (c) guarantees of third party loans to customers;

                  (d) surety bonds (excluding surety for workers' compensation self-insurance);

                  (e) interest support agreements on third party loans to customers;

                  (f) performance bonds or guarantees issued by third parties;

                  (g) swaps or other derivatives contracts; and

                  (h) recourse arrangements on the sale of receivables or notes.

         1.47 "Parent Business" means (a) the business and operations of the Parent Group, excluding the Company Business; and (b) any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the business and operations set forth in clause (a) above, as then conducted.

         1.48 "Parent Common Stock" means the Common Stock, $.01 par value per share, of Parent.

         1.49 "Parent Group" means Parent, each Subsidiary of Parent and each other Person that is controlled directly or indirectly by Parent immediately after the Offerings Closing Date, other than any member of the Company Group.



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         1.50 "Parent Indemnitees" has the meaning set forth in Section 6.2.

         1.51 "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

         1.52 "Prime Rate" means the rate which Bank of America (or any successor thereto or other major money center commercial bank agreed to by the parties hereto) announces from time to time as its prime lending rate, as in effect from time to time.

         1.53 "Prospectus" means each preliminary, final or supplemental prospectus forming a part of the Registration Statement.

         1.54 "Record Date" means the close of business on the date to be determined by the Parent Board of Directors as the record date for determining stockholders of Parent entitled to receive shares of the Company Common Stock in the Distribution.

         1.55 "Registration Statement" means the registration statement on Form S-1 filed under the Securities Act, pursuant to which the Class A Common Stock to be issued in the IPO will be registered, together with all amendments thereto.

         1.56 "Required Distribution Percentage" means in accordance with
Section 368(c) of the Code, the stock of the Company (a) possessing at least 80% of the total combined voting power of all classes of voting stock of the Company and (b) equal to at least 80% of the total number of shares of each class of non-voting stock of the Company.

         1.57 "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         1.58 "Security Interest" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

         1.59 "Services Agreement" means the Services Agreement, dated as of the date hereof, by and between Parent and the Company.

         1.60 "Subsidiary" of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly




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or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

         1.61 "Tax Indemnification and Allocation Agreement" means the Tax Indemnification and Allocation Agreement, dated as of the date hereof, by and between Parent and the Company.

         1.62 "Taxes" has the meaning set forth in the Tax Indemnification and Allocation Agreement.

         1.63 "Third Party Claim" has the meaning set forth in Section 6.5(a).

         1.64 "Underwriters" means the U.S. Underwriters named in Schedule A to the U.S. Purchase Agreement and the International Managers named in Schedule A to the International Purchase Agreement entered into in connection with the IPO.

         1.65 "Underwriting Agreements" means the U.S. Purchase Agreement and the International Purchase Agreement to be entered into among the Company, Parent and the Underwriters with respect to the IPO.

                                   ARTICLE II
                                 THE SEPARATION

         2.1 THE SEPARATION. Upon the terms and subject to the conditions contained in this Agreement, Parent and Company shall effect the corporate reorganization transactions set forth on SCHEDULE 2.1 attached hereto as part of one overall integrated plan, the effect of which is intended to be (a) the tax-free distribution pursuant to Section 355 of the Code by the Company to Parent of Republic Resources Company, Inc., a Delaware corporation and indirect wholly owned subsidiary of the Company ("Resources"), (b) the satisfaction of the requirement that the Company and Parent each be engaged in the "active conduct of a trade or business" (as defined in the Code) in order for the Distribution to qualify as a tax-free distribution pursuant to Section 355 of the Code, and (c) the tax-free distribution pursuant to Section 355 of the Code by Parent to Parent's stockholders of all of the Company Common Stock owned by Parent at the time of such distribution (the "Distribution").

         2.2 TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES.

                  (a) Effective on or before the Offerings Closing Date, Parent hereby agrees to assign, transfer, convey and deliver to the Company, and agrees to cause each member of the Parent Group to assign, transfer, convey and deliver to the Company, and the Company hereby agrees to accept from Parent and each member of the Parent Group, all of Parent's and Parent Group's respective right, title and interest in all of the Company Assets.





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                  (b) Effective on or before the Offerings Closing Date, the
Company hereby agrees to assume and agrees faithfully to perform and fulfill all of the Company Liabilities, in accordance with their respective terms. The Company shall thereafter be responsible for all of the Company Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined (including any Company Liabilities arising out of claims made by Parent's directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Parent Group or the Company Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any member of the Parent Group or the Company Group or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

                  (c) Effective on or before the Offerings Closing Date, Company hereby agrees to assign, transfer, convey and deliver to the Parent and agrees to cause each member of the Company Group to assign, transfer, convey and deliver to the Parent, and the Parent hereby agrees to accept from Company and each member of the Company Group, all of the Company's and the Company Group's respective right, title and interest in all of the Excluded Assets.

                  (d) Effective on or before the Offerings Closing Date, Parent hereby agrees to assume and agrees faithfully to perform and fulfill all of the Excluded Liabilities, in accordance with their respective terms. Parent agrees that it shall thereafter be solely responsible for all of the Excluded Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined (including any Excluded Liabilities arising out of claims made by the Company's directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Company Group or the Parent Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any member of the Company Group of the Parent Group or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

                  (e) In the event that at any time or from time to time (whether prior to or after the Offerings Closing Date), any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person.

         2.3 COMPANY ASSETS AND EXCLUDED ASSETS.

                  (a) For purposes of this Agreement, "Company Assets" shall mean (without duplication):




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                           (i) any and all Assets that are expressly
contemplated by this Agreement or any Ancillary Agreement as Assets to be transferred to the Company or any other member of the Company Group, including without limitation those Assets set forth on SCHEDULE 2.3(a)(i) hereto;

                           (ii) except as otherwise expressly provided in this
Agreement or any Ancillary Agreement, all tenant improvements, fixtures, furniture, office equipment, servers, artwork and other tangible property (other than equipment subject to capital or operating equipment leases, which will be transferred or retained based on whether the associated capital or operating equipment lease is or is not a Company Contract) located as of the date hereof on any real property that is covered by the Lease referred to in Section 2.7(d);

                           (iii) any and all Company Contracts;

                           (iv) all issued and outstanding shares of capital
stock of the Subsidiaries of Parent listed on SCHEDULE 2.3(a)(iv) hereto;

                           (v) any and all Assets reflected in the Company
Balance Sheet, subject to any dispositions of such Assets subsequent to the date of the Company Balance Sheet;

                           (vi) any and all Assets owned or held immediately
prior to the Offerings Closing Date by Parent or any of its Subsidiaries that are used primarily in the Company Business. The intention of this clause (vi) is only to rectify any inadvertent omission of transfer or conveyance of any Assets that, had the parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as a Company Asset. No Asset shall be deemed to be a Company Asset solely as a result of this clause (vi) if such Asset is within the category or type of Asset expressly covered by the subject matter of an Ancillary Agreement. In addition, no Asset shall be deemed a Company Asset solely as a result of this clause (vi) unless a claim with respect thereto is made by Company on or prior to the first anniversary of the Offerings Closing Date.

Notwithstanding the foregoing, the Company Assets shall not in any event include the Excluded Assets referred to in Section 2.3(b) below.

                  (b) For the purposes of this Agreement, "Excluded Assets" shall mean any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets to be retained by Parent or any other member of the Parent Group, including without limitation all of the capital stock of Resources owned by the Company and those Assets set forth on SCHEDULE 2.3(b) hereto.

         2.4 COMPANY LIABILITIES AND EXCLUDED LIABILITIES.

                  (a) For the purposes of this Agreement, "Company Liabilities" shall mean (without duplication):




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                           (i) any and all Liabilities that are expressly
contemplated by this Agreement or any Ancillary Agreement as Liabilities to be assumed by the Company or any member of the Company Group, including without limitation those Liabilities set forth on SCHEDULE 2.4(a)(i) hereto, and all agreements, obligations and Liabilities of any member of the Company Group under this Agreement or any of the Ancillary Agreements;

                           (ii) all Liabilities (other than Taxes dealt with in
the Tax Indemnification and Allocation Agreement), whether arising before, on or after the Offerings Closing Date, including any employee-related Liabilities and Environmental Liabilities, primarily relating to, arising out of or resulting from:

                                    (A) the operation of the Company Business,
                  as conducted at any time prior to, on or after the Offerings Closing Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                                    (B) the operation of any business conducted
                  by any member of the Company Group at any time after the Offerings Closing Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

                                    (C) any Company Assets (including any
                  Company Contracts and any real property and leasehold interests);

                           (iii) all Liabilities reflected as liabilities or
obligations of the Company in the Company Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Company Balance Sheet.

Notwithstanding the foregoing, the Company Liabilities shall not include the Excluded Liabilities referred to in Section 2.4(b) below.

                  (b) For the purposes of this Agreement, "Excluded Liabilities" shall mean (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by Parent or any other member of the Parent Group, including without limitation those Liabilities set forth on
SCHEDULE 2.4(b) hereto, (ii) all agreements and obligations of any member of the Parent Group under this Agreement, any of the Ancillary Agreements or the Underwriting Agreements and (iii) all Liabilities relating to, arising out of or resulting from the Parent Business.

         2.5 TERMINATION OF AGREEMENTS.

                  (a) Except as set forth in Section 2.5(b), in furtherance of the releases and other provisions of Section 5.1 hereof, the Company and each member of the Company Group, on the one hand, and Parent and each member of the Parent Group, on the other hand, hereby agrees to terminate, any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among the Company and/or any member of the Company Group, on the one hand, and Parent and/or any member of the Parent Group, on the other hand, on or before the Offerings Closing Date; PROVIDED, HOWEVER, that to the extent any such agreement, arrangement, commitment or understanding is inconsistent with any Ancillary Agreement, such termination shall be effective as of the date of effectiveness of the applicable Ancillary Agreement. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Offerings Closing Date (or, to the extent contemplated by the proviso to the immediately preceding sentence, after the effective date of the applicable Ancillary Agreement). Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

                  (b) The provisions of Section 2.5(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the parties hereto or any of the members of their respective Groups); (ii) any agreements, arrangements, commitments or understandings listed or described on SCHEDULE 2.5(b)(ii); (iii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party (it being understood that to the extent that the rights and obligations of the parties and the members of their respective Groups under any such agreements, arrangements, commitments or understandings constitute Company Assets or Company Liabilities, they shall be assigned pursuant to Section 2.2); (iv) any intercompany accounts payable or accounts receivable accrued as of the Offerings Closing Date that are reflected in the books and records of the parties or otherwise documented in writing in accordance with past practices; and (v) any other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement expressly contemplates will survive the Offerings Closing Date.

         2.6 DOCUMENTS RELATING TO OTHER TRANSFERS OF ASSETS AND ASSUMPTION OF LIABILITIES.

                  (a) COMPANY ASSETS AND COMPANY LIABILITIES. In furtherance of the assignment, transfer and conveyance of the Company Assets and the assumption of the Company Liabilities set forth in Section 2.2 (a) and (b), simultaneously with the execution and delivery hereof or as promptly as practicable thereafter,
(i) Parent shall execute and deliver, and shall cause each member of the Parent Group to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of Parent's, and Parent Group's right, title and interest in and to Company Assets to the Company and (ii) the Company shall execute and deliver, to Parent and Parent Group such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of Company Liabilities by the Company.

                  (b) EXCLUDED ASSETS AND EXCLUDED LIABILITIES. In furtherance of the assignment, transfer and conveyance of the Excluded Assets and the Excluded Liabilities set forth in Section 2.2 (c) and (d), simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, (i) Company shall execute and deliver, and shall cause each member of the Company Group to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of the Company's and the Company Group's right, title and interest in and to the Excluded Assets to Parent and (ii) Parent shall execute and deliver, to the Company and the Company Group such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments as and to the extent necessary to evidence the valid and effective assumption of Excluded Liabilities by Parent.

         2.7 OTHER ANCILLARY AGREEMENTS. Effective on or before the Offerings Closing Date, each of Parent and the Company shall execute and deliver each of the following Ancillary Agreements:

                           (a) the Services Agreement;

                           (b) the Employee Benefits Agreement;

                           (c) the Tax Indemnification and Allocation Agreement;
and

                           (d) the Lease.

         2.8 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.

                  (a) Each of Parent (on behalf of itself and each member of the Parent Group) and the Company (on behalf of itself and each member of the Company Group) understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way as to
(i) the Assets, businesses or Liabilities transferred or assumed as contemplated hereby or thereby, (ii) any consents or approvals required in connection therewith, (iii) the value or freedom from any Security Interests of, or any other matter concerning, any Assets of such party, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other Asset, including any accounts receivable, of any party, or (iv) as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Asset or thing of value upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth herein or in any Ancillary

Agreement, all such Assets are being transferred on an "as is," "where is" basis (and, in the case of any real property, by means of a quitclaim or similar form deed or conveyance) and the respective transferees shall bear the economic and legal risks that any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest.

         2.9 GOVERNMENTAL APPROVALS AND CONSENTS.

                  (a) Each of Parent and the Company shall use their reasonable best efforts to obtain the Governmental Approvals and Consents as set forth on
SCHEDULE 2.9(a) required to assign, transfer, convey and deliver the Company Assets to the Company and the Excluded Assets to Parent.

                  (b) If and to the extent that the valid, complete and perfected transfer or assignment (or novation of any federal government contract) to the Company Group of any Company Assets (or from the Company Group of any Excluded Assets) would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Separation, the IPO or the Distribution, then, unless Parent shall otherwise determine, the transfer or assignment to or from the Company Group, as the case may be, of such Company Assets or Excluded Assets, respectively, shall be automatically deemed deferred and any such purported transfer or assignment shall remain pending until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, such Asset shall be deemed a Company Asset for purposes of determining whether any Liability is a Company Liability.

                  (c) If the transfer or assignment of any Assets intended to be transferred or assigned hereunder, is not consummated prior to or at the Offerings Closing Date, whether as a result of the provisions of Section 2.9(b) or for any other reason, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Company Assets (or such Excluded Assets, as the case may be), including possession, use, risk of loss, potential for gain, and dominion, control and command over such Assets, are to inure from and after the Offerings Closing Date to the Company Group (or the Parent Group, as the case may be).

                  (d) If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to
Section 2.9(b), are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

                  (e) The Person retaining an Asset due to the deferral of the transfer of such Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the Asset, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Asset.

         2.10 NOVATION OF ASSUMED COMPANY LIABILITIES.

                  (a) Each of Parent and the Company, at the request of the other, shall use its reasonable best efforts to obtain, or to cause to be obtained, any Consent or Governmental Approval required to novate (including with respect to any Governmental Authority contract) or assign all Company Liabilities, or to obtain in writing the unconditional release of all parties to such Company Liabilities other than any member of the Company Group, so that, in any such case, the members of the Company Group will be solely responsible for such Liabilities; PROVIDED, HOWEVER, that none of Parent or the Company shall be obligated to pay any consideration therefor to any third party from whom such Consents or Governmental Approvals, are requested other than filing and other fees required by applicable law.

                  (b) If Parent and the Company are unable to obtain, or to cause to be obtained, any such required Consent or Governmental Approval, the applicable member of the Parent Group, as the case may be, shall continue to be bound by such Company Liability and, unless not permitted by law or the terms thereof, the Company shall, as agent or subcontractor for Parent, or such other Person, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of Parent, or such other Person, as the case may be, thereunder from and after the date hereof, and the Company shall indemnify each Parent Indemnitee and hold each of them harmless against any Liabilities arising in connection therewith. Parent shall, without further consideration, pay and remit, or cause to be paid or remitted, to the Company promptly all money, rights and other consideration received by it or any member of Parent Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such Consent or Governmental Approval shall be obtained or such Liability shall otherwise become assignable or able to be novated, Parent shall thereafter assign, or cause to be assigned, such Liability or any rights or obligations of any member of Parent Group to the Company or to another member of the Company Group specified by the Company without payment of further consideration and the Company shall assume, or shall cause such other member of the Company Group to assume, without the payment of any further consideration, such Liability.

         2.11 NOVATION OF ASSUMED LIABILITIES OTHER THAN COMPANY LIABILITIES.

                  (a) Each of Parent and the Company at the request of the other, shall use their reasonable best efforts to obtain, or to cause to be obtained, any Consent or Governmental Approval required to novate (including with respect to any Governmental Authority Contract) or assign all Liabilities of any nature whatsoever that do not constitute Company Liabilities, or to obtain in writing the unconditional release of all parties to such Liabilities other than any member of the Parent Group, so that, in any such case, the members of the Parent Group will be solely responsible for such Liabilities; provided, however, that none of Parent and the Company shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested other than filing fees required by applicable law.

                  (b) If Parent and the Company are unable to obtain, or to cause to be obtained, any such required Consent or Governmental Approval, the applicable member of the Company Group shall continue to be bound by such Excluded Liability and, unless not permitted by law or the terms thereof, Parent shall cause a member of the Parent Group, as agent or subcontractor for such member of the Company Group, to pay, perform and discharge fully all the obligations or other Liabilities of such member of the Company Group thereunder from and after the date hereof, and Parent shall indemnify each Company Indemnitee and hold each of them harmless against any Liabilities arising in connection therewith. Company shall cause each member of the Company Group without further consideration, to pay and remit, or cause to be paid or remitted, to Parent or to another member of the Parent Group specified by Parent promptly all money, rights and other consideration received by it or any member of the Company Group in respect of such performance. If and when any such Consent or Governmental Approval shall be obtained or such Liability shall otherwise become assignable or able to be novated, the Company shall promptly assign, or cause to be assigned, such Liability or any rights or obligations of any member of the Company Group to Parent or to another member of the Parent Group specified by Parent without payment of further consideration and Parent, without the payment of any further consideration shall, or shall cause such other member of the Parent Group to, assume such Liability.

                                   ARTICLE III
                       THE IPO AND ACTIONS PENDING THE IPO

         3.1 TRANSACTIONS PRIOR TO THE IPO. Subject to the conditions specified in Section 3.3, Parent and the Company shall use their reasonable best efforts to consummate the IPO of shares of Class A Common Stock, including without limitation, taking the following actions:

                  (a) The Company shall file such amendments or supplements to the Registration Statement, as may be necessary in order to cause the same to become and remain effective as required by the Underwriters, the Underwriting Agreements, the Commission or federal, state or foreign securities laws. Parent and the Company shall also cooperate in preparing and filing with the Commission and causing to become effective a registration statement registering the Class A Common Stock under the Exchange Act, and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Separation, the Distribution or the other transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Parent and the Company shall enter into the Underwriting Agreements, in form and substance reasonably satisfactory to the Company and shall comply with their obligations thereunder.

                  (c) Parent and the Company shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

                  (d) The Company shall use its reasonable best efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

                  (e) The Company shall prepare, file and use reasonable best efforts to seek to make effective, an application for listing of the Class A Common Stock issued in the IPO on the New York Stock Exchange ("NYSE"), subject to official notice of issuance.

                  (f) The Company shall participate in the preparation of materials and presentations as the Underwriters shall deem necessary or desirable.

                  (g) The Company shall pay all third party costs, fees and expenses relating to the IPO, all of the reimbursable expenses of the Underwriters pursuant to the Underwriting Agreements, all of the costs of producing, printing, mailing and otherwise distributing the Prospectus, as well as the Underwriters' discount as provided in the Underwriting Agreements.

                  (h) The Company shall repay outstanding amounts owed to Resources and an Affiliate of Parent by issuing Class A Common Stock as payment to such parties as set forth on SCHEDULE 2.1 hereto.

         3.2 PROCEEDS OF THE IPO. All of the proceeds (net of the underwriting discount) of the IPO received by the Company will be used to prepay to the holders of such notes in part certain amounts outstanding under the Company's $2 billion in aggregate principle amount of unsecured promissory notes issued to Parent in April 1998 (the "Company Notes"). In addition, all of the proceeds (net of underwriting discount) from the exercise of the over allotment options set forth in the Underwriting Agreements shall also be used to prepay the Company Notes. In the event amounts remain outstanding under the Company Notes after the exercise, if any, of the over-allotment options, the Company shall prepay all such remaining amounts by issuing to each holder of Company Notes that number of shares of Class A Common Stock determined by dividing (a) the remaining amount owed to each such holder of Company Notes, by (b) the initial public offering price of the Class A Common Stock.

         3.3 CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO. As soon as practicable after the date of this Agreement, the parties hereto shall use their reasonable best efforts to satisfy the following conditions to the consummation of the IPO. The obligations of Parent to consummate the IPO shall be conditioned on the satisfaction, or waiver by Parent, of the following conditions:

                  (a) The Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

                  (b) Parent and the Company shall have effected their corporate reorganization transactions set forth on SCHEDULE 2.1 attached hereto.

                  (c) The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 3.1(d) shall have been taken and, where applicable, have become effective or been accepted.

                  (d) The Class A Common Stock to be issued in the IPO shall have been accepted for listing on the NYSE, subject to official notice of issuance.

                  (e) Parent and the Company shall have executed the Underwriting Agreements and all conditions to the obligations of Parent, the Company and the Underwriters thereunder shall have been satisfied or waived by the Underwriters.

                  (f) Parent shall be satisfied in its sole discretion that all conditions to permit the Distribution to qualify as a tax-free distribution to Parent, the Company and Parent's stockholders shall, to the extent determinable as of the Offerings Closing Date, be satisfied and there shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

                  (g) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation, the IPO or the Distribution or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

                  (h) Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Separation and the IPO in order to assure the successful completion of the Separation and the IPO and the other transactions contemplated by this Agreement shall have been taken.

                  (i) This Agreement shall not have been terminated.

                                   ARTICLE IV
                                THE DISTRIBUTION

         4.1      THE DISTRIBUTION.

                  (a) Subject to Section 4.3 hereof, Parent and the Company will take all reasonable steps necessary and appropriate to cause all conditions to the Distribution to be satisfied and to effect the Distribution. The Board of Directors of Parent will have the sole discretion to determine the Distribution Date at any time commencing after the Offerings Closing Date and ending on or prior to such date as is three months following the receipt of the Letter Ruling. Parent will consummate the Distribution no later than December 31, 1999, subject to the satisfaction or waiver by the Parent's Board, in its sole discretion, of the conditions set forth in Section 4.3.

                  (b) On or prior to the Distribution Date, Parent will deliver to the Agent for the benefit of holders of record of Parent Common Stock on the Record Date, stock certificates, endorsed by Parent in blank, representing all of the outstanding shares of the Company Common Stock then owned by Parent or any member of the Parent Group, and shall cause the transfer agent for the shares of Parent Common Stock to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of the Company Common Stock to each such holder or designated transferee or transferees of such holder.

                  (c) Subject to Section 4.4, each holder of Parent Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of such Company Common Stock (rounded down to the nearest whole share) equal to the number of shares of Parent Common Stock held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of the Company Common Stock beneficially owned by Parent or any other member of the Parent Group on the Record Date and the denominator of which is the number of shares of Parent Common Stock plus warrants outstanding on the Record Date.

                  (d) The Company and Parent, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

         4.2      ACTIONS PRIOR TO THE DISTRIBUTION.

                  (a) The Company and Parent agree that, after the Offerings Closing Date and prior to the Distribution Date, none of the parties will take, or permit any of its Affiliates to take, any action which reasonably could be expected to prevent the Distribution from qualifying as a tax-free distribution to Parent and Parent's stockholders pursuant to Section 355 of the Code. The parties will also take any reasonable actions necessary in order for the Distribution to qualify as a tax-free distribution to Parent and Parent's stockholders pursuant to Section 355 of the Code. Without limiting the foregoing, after the Offerings Closing Date and prior to the Distribution Date, the

Company will not issue or grant, directly or indirectly, any shares of its capital stock or any rights, warrants, options or other securities to purchase or acquire (whether upon conversion, exchange or otherwise) any shares of its capital stock (whether or not then exercisable, convertible or exchangeable), without the prior consent of Parent if such issuance or grant would either reduce Parent's ownership of the Company's capital stock below the Required Distribution Percentage or otherwise prevent the Distribution from qualifying as a tax-free distribution to Parent and Parent's stockholders in accordance with
Section 355 of the Code.

                  (b) Parent and the Company shall prepare and mail, prior to the Distribution Date, to the holders of Parent Common Stock, such information concerning the Company, its business, operations and management, the Distribution and such other matters as Parent shall reasonably determine and as may be required by law. Parent and Company will prepare, and the Company will, to the extent required under applicable law, file with the Commission any such documentation that Parent determines is necessary or desirable to effectuate the Distribution and Parent and the Company shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

                  (c) Parent and the Company shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

                  (d) Parent and Company will cooperate and prepare and file with the Internal Revenue Service the request for the Letter Ruling along with any accompanying statements, financial data or other information deemed necessary or advisable by Parent and the Company. Neither Parent nor the Company may file any supplement or amendment to such request or, if such Letter Ruling is issued, to such Letter Ruling without the consent of the other party, which consent may not be unreasonably withheld.

                  (e) Parent and the Company shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 4.3 (subject to Section 4.3(d)) to be satisfied and to effect the Distribution on the Distribution Date.

                  (f) The Company shall prepare and file, and shall use its reasonable best efforts to have approved, an application for the listing of the Company Common Stock to be distributed in the Distribution on the NYSE, subject to official notice of distribution.

         4.3 CONDITIONS TO DISTRIBUTION. Parent shall be obligated to consummate the Distribution no later than December 31, 1999, subject to the satisfaction, or waiver by the Parent's Board in its sole discretion, of the conditions set forth below.

                  (a) the Letter Ruling shall have been obtained, and shall continue in effect, to the effect that, among other things, the Distribution will qualify as a tax-free distribution for federal income tax purposes under
Section 355 of the Code and the Distribution by Parent of Company

Common Stock to stockholders of Parent will not result in recognition of any income, gain or loss for federal income tax purposes to Parent or Parent's stockholders, and such ruling shall be in form and substance satisfactory to Parent, in its sole discretion, including but not limited to the effect that the general acquisition growth strategies of Parent and the Company would not cause the Distribution to be taxable to Parent or its stockholder and that such growth strategies would not be impeded by completing the Distribution;

                  (b) any material Governmental Approvals and Consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

                  (c) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect, and no other event outside the control of Parent shall have occurred or failed to occur that prevents the consummation of the Distribution; and

                  (d) no other events or developments shall have occurred subsequent to the Offerings Closing Date that, in the judgment of the Parent's Board, would result in the Distribution having a material adverse effect on Parent or on the stockholders of Parent.

The foregoing conditions are for the sole benefit of Parent and shall not give rise to or create any duty on the part of Parent or the Parent's Board of Directors to waive or not waive any such condition.

         4.4 FRACTIONAL SHARES. As soon as practicable after the Distribution Date, Parent shall direct the Distribution Agent to determine the number of whole shares and fractional shares of the Company Common Stock allocable to each holder of record or beneficial owner of Parent Common Stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Parent either to Parent, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Parent and the Agent shall use their reasonable best efforts to aggregate the shares of Parent Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

         4.5 COMPANY BOARD OF DIRECTORS. Parent and the Company shall each take all actions which may be required to elect or otherwise appoint as directors of the Company, on or prior to the Distribution Date, persons to be designated by a nominating committee of the Company's Board of Directors (which nominating committee shall be comprised of individuals, if any, who are at such time not officers of Parent or Company) as additional or substitute members of the Board of Directors of the Company on the Distribution Date.

         4.6 TERMINATION OF OBLIGATIONS UNDER THIS ARTICLE IV. Except as provided in Article XIII, the obligations of the Company and Parent under this
Article IV, or under any other provision of this Agreement relating to the Distribution or the Letter Ruling shall terminate on the earliest to occur of the following events:

                  (a) The Distribution Date does not occur on or prior to December 31, 1999, or such other date as determined by Parent and the Company;

                  (b) The Parent's ownership of shares of Company Common Stock is less than the Required Distribution Percentage or otherwise prevents a distribution of Company Common Stock from qualifying as a tax-free distribution to Parent and Parent's stockholders under Section 355 of the Code; or

                  (c)      The mutual consent of Parent and the Company.

If this Article IV is terminated in accordance with this Section 4.6, the other provisions of this Agreement and any Ancillary Agreement not related to the Distribution or Letter Ruling shall remain in full force and effect, but such termination shall not affect the parties' obligations under Section 14.9.

                                    ARTICLE V
                               REGISTRATION RIGHTS

         5.1      DEMAND REGISTRATION.

                  (a) GENERAL. At any time commencing after the Offerings Closing Date, upon the request of Parent made at any time after such date but prior to December 31, 2002, the Company shall use its best efforts to file, as promptly as practicable, a registration statement under the Securities Act (the "Demand Registration Statement") including such shares of Company Common Stock then held by Parent or any Subsidiary of Parent, as requested by Parent to be so registered. Parent shall have the right to request up to three Demand Registration Statements, provided that the Company shall have no obligation to file any such Demand Registration Statement on or prior to a sixty (60) day period following the filing of any other registration statement by the Company (other than the Registration Statement or any other registration statements on Form S-4 or Form S-8 or another form available for registration of securities other than for sale to the public for cash). The Company shall use its best efforts to cause each Demand Registration Statement to be declared effective by the Commission as promptly as practicable. If a Demand Registration Statement shall be withdrawn by the Company before effectiveness, it shall not be counted against Parent's right to request three such registrations.

                  (b) LIMITATIONS OF DEMAND REGISTRATION RIGHTS. The Company may, by written notice to Parent, for a period of up to forty-five (45) days from the date of written notice, delay the filing or effectiveness of any of the Demand Registration Statements in the event that (1) the Company is engaged in any activity or transaction that the Company desires to keep confidential for business reasons, (2) the Company's Board of Directors determines in good faith that the disclosure of such information would be detrimental to the Company, and
(3) the Company's Board of Directors determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with any Demand Registration Statement would require disclosure of such activity or transaction. If the Company delays a Demand Registration Statement, the Company shall, as promptly as practicable following the termination of the circumstances which entitled the Company to do so, provide notice to Parent of the termination of such circumstances and take such actions as necessary to file or reinstate the effectiveness of a Demand Registration Statement. If as a result thereof the prospectus included in a Demand Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Parent given pursuant to this paragraph (b), and Parent shall make no offers or sales of shares pursuant to a Demand Registration Statement other than by means of such revised prospectus.

                  (c) DEMAND REGISTRATION PROCEDURES.

                           (i) In connection with the filing by the Company of a
Demand Registration Statement, the Company shall furnish to Parent as many copies of the prospectus, including each preliminary prospectus, in conformity with the requirements of the Securities act as Parent shall reasonably request for the purpose of effecting the plan of distribution set forth therein.

                           (ii) The Company shall use its best efforts to
register or qualify the shares of Company Common Stock covered by a Demand Registration Statement under the securities laws of such state as Parent shall reasonably request; provided, however, that the Company shall not be required in connection with this paragraph (c) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                           (iii) If the Company has delivered preliminary or
final prospectuses to Parent and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify Parent and, if requested by the Company, Parent shall immediately return all prospectuses to the Company. The Company shall promptly provide Parent with revised prospectuses.

                           (iv) At the request of Parent, the Company shall sign
an underwriting agreement in customary for with a managing underwriter selected by Parent and reasonably, satisfactory to the Company, and shall cooperate with such managing underwriter in all reasonable respects to facilitate the distribution contemplated by Parent, including without limitation making available the books, records and personnel of the Company for the purpose of the underwriter's "due diligence" and providing customary legal opinions and auditors' comfort letters.

         5.2 INCIDENTAL REGISTRATION. After the IPO, if the Company at any time (other than on Forms S-4 or S-8 or any successors to such forms, pursuant to Section 5.1 hereof) proposes to register any Company Common Stock under the Securities Act for sale to the public (which, for this purpose shall include the registration generally of securities under a universal shelf registration statement), each such time it will give written notice to Parent of its intention so to do. Upon the written request of Parent, received by the Company within 15 days after the giving of any such notice by the Company, the Company will use its best efforts to cause shares of Company Common Stock held by Parent or any Subsidiary of Parent as to which registration shall have been so requested to be included in the securities to be covered by such registration statement (the "Incidental Registration Statement") proposed to be filed by the Company. In the event that any registration pursuant to this Section 5.2 shall be, in whole or in part, an underwritten public offering, the number of such shares held by Parent to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of those securities to be sold by the Company therein. In the event other holders of shares of Company Common Stock also have registration rights as a result of the filing of such Incidental Registration Statement, any such reduction shall be done pro rata with such other holders. Notwithstanding the foregoing provisions, the Company may withdraw any Incidental Registration Statement referred to in this Section without thereby incurring any liability to the Parent, if the Board of Directors of the Company determines in good faith that it is in the Company's best interest to do so.

         5.3 REGISTRATION ON FORM S-3. If at any time (i) Parent requests that the Company file a registration statement pursuant to Section 5.1 hereof on Form S-3 (the "Form S-3 Registration Statement") or any successor form thereto for a public offering of all or any portion of the shares of Company Common Stock then held by Parent or a Subsidiary of Parent, and (ii) the Company is a registrant entitled to use Form S-3 or any successor form thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice provided by Parent, the number of shares of Company Common Stock of the Company specified therein. Whenever the Company is required by this Section 5.3 to use its best efforts to effect a Form S-3 Registration Statement, each of the limitations and procedures of Section
5.1 shall apply to such Registration, PROVIDED, HOWEVER, that there shall be no limitation on the number of such registrations on Form S-3 which may be requested and obtained under this Section 5.3.

         5.4 EXPENSES. The offering expenses incurred in complying with Sections 5.1, 5.2 and 5.3 shall be paid as follows:

                  (a) Offering expenses in connection with a Demand Registration Statement shall be paid by Parent; provided, that in the event of any other shares of Company Common Stock are included in a Demand Registration Statement in addition to the shares of Company Common Stock held by Parent, the Company shall pay its pro rata portion of the offering expenses equal to the offering expenses multiplied by a fraction, the numerator of which is the number of any shares of

Company Common Stock included in the Demand Registration Statement other than the shares held by Parent and a denominator of which is the total number of shares of Company Common Stock included in the Demand Registration Statement; and

                  (b) Offering expenses in connection with an Incidental Registration Statement shall be paid by the Company; provided, that in the event shares of Company Common Stock held by Parent are included in the Incidental Registration Statement, Parent shall pay its pro rata portion of the offering expenses equal to the offering expenses multiplied by a fraction, the numerator of which is the number of such shares of Company Common Stock held by Parent and included in the Incidental Registration Statement and the denominator of which is the total number of shares of Company Common Stock included in such Incidental Registration Statement.

         5.5 REQUIREMENTS OF PARENT. The Company shall not be required to include any share of Company Common Stock owned by Parent in a Demand Registration Statement or an Incidental Registration Statement unless:

                  (a) Parent furnishes to the Company in writing such information regarding the Parent as the Company may reasonably request in writing in connection with such Demand Registration Statement or the Incidental Registration Statement, as the case may be, or as shall be required in connection therewith under applicable securities laws; and

                  (b) Parent shall have provided to the Company its written agreement to report to the Company sales made pursuant to the Demand Registration Statement or the Incidental Registration Statement, as the case may be.

                                   ARTICLE VI
                        MUTUAL RELEASES; INDEMNIFICATION

         6.1      RELEASE OF PRE-CLOSING CLAIMS.

                  (a) Except as provided in Section 6.1(c), effective as of the Offerings Closing Date, the Company does hereby, for itself and each other member of the Company Group, their respective Affiliates (other than any member of the Parent Group), successors and assigns, and all Persons who at any time prior to the Offerings Closing Date have been stockholders, directors, officers, agents or employees of any member of the Company Group (in each case, in their respective capacities as such), remise, release and forever discharge Parent, the members of the Parent Group its respective Affiliates (other than any member of the Company Group), successors and assigns, and all Persons who at any time prior to the Offerings Closing Date have been stockholders, directors, officers, agents or employees of any member of the Parent Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Offerings Closing Date, including in connection with the transactions and all other activities to implement any of the Separation, the IPO and the Distribution.

                  (b) Except as provided in Section 6.1(c), effective as of the Offerings Closing Date, Parent does hereby, for itself and each other member of the Parent Group its respective Affiliates (other than any member of the Company Group), successors and assigns, and all Persons who at any time prior to the Offerings Closing Date have been stockholders, directors, officers, agents or employees of any member of the Parent Group (in each case, in their respective capacities as such), remise, release and forever discharge the Company, the respective members of the Company Group, their respective Affiliates (other than any member of the Parent Group), successors and assigns, and all Persons who at any time prior to the Offerings Closing Date have been stockholders, directors, officers, agents or employees of any member of the Company Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Offerings Closing Date, including in connection with the transactions and all other activities to implement any of the Separation, the IPO and the Distribution.

                  (c) Nothing contained in Section 6.1(a) or (b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in Section 2.5(b), in each case in accordance with its terms. In addition, nothing contained in Section 6.1(a) or (b) shall release any Person from:

                           (i) any Liability provided in or resulting from any
agreement among any members of the Parent Group or the Company Group that is specified in Section 2.5(b) or any other Liability specified in such Section 2.5(b);

                           (ii) any Liability, contingent or otherwise, assumed,
transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

                           (iii) any Liability for the sale, lease, construction
or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of any other Group prior to the Offerings Closing Date;

                           (iv) any Liability for unpaid amounts for products or
services or refunds owing on products or services due on a value-received basis for work done by a member of one Group at the request or on behalf of a member of another Group;

                           (v) any Liability that the parties may have with
respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article VI and, if applicable, the appropriate provisions of the Ancillary Agreements; or

                           (vi) any Liability the release of which would result
in the release of any Person other than a Person released pursuant to this
Section 6.1; provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent that such Person would be released with respect to such Liability by this Section 6.1 but for the provisions of this clause (vi).

                  (d) The Company shall not make, and shall not permit any member of the Company Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Parent, or any member of the Parent Group or any other Person released pursuant to Section 6.1(a), with respect to any Liabilities released pursuant to Section 6.1(a). Parent shall not, and shall not permit any member of the Parent Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against the Company or any member of the Company Group, or any other Person released pursuant to Section 6.1(b), with respect to any Liabilities released pursuant to Section 6.1(b).

                  (e) It is the intent of each of Parent and the Company by virtue of the provisions of this Section 6.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Offerings Closing Date, between or among the Company or any member of the Company Group, on the one hand, and Parent, or any member of the Parent Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Offerings Closing Date), except as expressly set forth in Section 6.1(c). At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

         6.2 INDEMNIFICATION BY COMPANY. Except as provided in Section 6.4, the Company shall indemnify, defend and hold harmless Parent, each member of the Parent Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Parent Indemnitees"), from and against any and all Liabilities of the Parent Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the failure of the Company or any other member of the Company Group or any other Person to pay, perform or otherwise promptly discharge any Company Liabilities, or any of the Company Contract in accordance with their respective terms, whether prior to or after the Offerings Closing Date or the date hereof;

                  (b) the Company Business, any Company Liability, any Exclusive Contingent Liability of the Company or any Company Contract; and

                  (c) any breach by the Company or any member of the Company Group of this Agreement or any of the Ancillary Agreements.

         6.3 INDEMNIFICATION BY PARENT. Except as provided in Section 6.4, Parent shall indemnify, defend and hold harmless the Company, each member of the Company Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Company Indemnitees"), from and against any and all Liabilities of the Company Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the failure of Parent or any other member of the Parent Group or any other Person to pay, perform or otherwise promptly discharge any Excluded Liability or any Liabilities of the Parent Group other than the Company Liabilities, whether prior to or after the Offerings Closing Date or the date hereof;

                  (b) the Parent Business, any Excluded Liability, any Exclusive Contingent Liability of Parent or any Liability of the Parent Group other than the Company Liabilities;

                  (c) any breach by Parent or any member of the Parent Group of this Agreement or any of the Ancillary Agreements; and

                  (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein no misleading, with respect to any information in any Registration Statement, any Demand Registration Statement, Incidental Registration Statement or any prospectus contained therein, or any amendment or supplement to such Registration Statement, Demand Registration Statement, Incidental Registration Statement or prospectus based upon or in conformity with information furnished in writing to the Company by or on behalf of Parent which related to Parent, Parent's business, its operations or its relationship with the Company.

         6.4 INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS.

                  (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article VI or Article VII will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any

Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

                  (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary Agreement shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds.

         6.5      PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

                  (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Parent Group or the Company Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 6.2 or 6.3, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee to give notice as provided in this Section 6.5(a) shall not relieve the Indemnifying Party of its obligations under this Article VI, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

                  (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 6.5(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election to assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate reasonably in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee. With respect to any such third party action assumed by the Indemnifying Party, the parties agree to provide each other with all material information that they request relating to the handling of such matter.

                  (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 6.5(b), such Indemnitee may defend such Third Party Claim at the cost and expense (including allocated costs of in-house counsel and other personnel) of the Indemnifying Party.

                  (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

                  (e) Notwithstanding anything to the contrary in this Section 6.5, the Indemnifying Party shall have no right to settle or compromise any action for which it has assumed the defense of (i) to the extent the settlement or compromise provides for any injunctive or other equitable relief against the Indemnified Party or otherwise provides for any continuing obligations of any nature against the Indemnified Party or loss of rights of the Indemnified Party, and (ii) unless such settlement or compromise includes an unconditional release of the Indemnified Party from all liability arising out of such action and does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of the Indemnified Party.

                  (f) The provisions of this Section 6.5 and Section 6.6 shall not apply to Taxes which are covered by the Tax Indemnification and Allocation Agreement.

         6.6      ADDITIONAL MATTERS.

                  (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by an Indemnitee to an Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

                  (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

                  (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

         6.7 REMEDIES CUMULATIVE. The remedies provided in this Article VI shall be cumulative and, subject to the provisions of Article XI, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

         6.8 SURVIVAL OF INDEMNITIES. The rights and obligations of each of Parent and the Company and their respective Indemnitee under this Article VI shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

                                   ARTICLE VII
                   CONTINGENT LIABILITIES AND CONTINGENT GAINS

         7.1 CONTINGENT CLAIMS COMMITTEE. The Company and Parent shall establish a Contingent Claims Committee, comprising one representative designated from time to time by each of Parent and the Company, which Committee shall establish procedures to resolve disagreements among the parties as to contingent gains and contingent liabilities.

         7.2 SHARED CONTINGENT LIABILITIES. The Company and Parent will have the exclusive responsibility for any contingent liability that primarily relates to the Company Business or the Parent Business, respectively, or is expressly assigned to the Company or Parent, respectively (an "Exclusive Contingent Liability"). The parties shall share responsibility for the following contingent liabilities (the "Shared Contingent Liabilities"): (i) any contingent liabilities that are not Exclusive Contingent Liabilities and (ii) those liabilities as set forth on SCHEDULE 7.2 hereto. With respect to any Shared Contingent Liability, the Company and Parent shall allocate responsibility therefor based upon their respective market capitalizations (reduced in the case of Parent to reflect Company Common Stock held by Parent) on the Offerings Closing Date or on such other methodology to be established by the Contingent Claims Committee. Parent will assume the defense of, and may seek to settle or compromise, any third party claim that is a Shared Contingent Liability, and the Company and Parent shall share the costs and expenses thereof.

         7.3 CONTINGENT GAINS. The Company and Parent will have the exclusive right to any benefit received with respect to any contingent gain that primarily relates to the business of, or that is expressly assigned to, the Company or Parent, respectively (an "Exclusive Contingent Gain"). Each of the Company and Parent will have sole and exclusive authority to manage, control and otherwise determine all matters whatsoever with respect to an Exclusive Contingent Gain that primarily relates to its respective business. The parties will share any benefit that may be received from any contingent gain other than any Exclusive Contingent Gain (a "Shared Contingent Gain") based upon their respective market capitalizations on the Offerings Closing Date (reduced in the case of Parent to reflect Company Common Stock held by Parent) or on such other methodology to be established by a Contingent Claims Committee. Parent will have the sole and exclusive authority to manage, control and otherwise determine all matters whatsoever with respect to any Shared Contingent Gain. Parent may elect not to pursue any Shared Contingent Gain for any reason whatsoever (including a different assessment of the merits of any action, claim or right or any business reasons that are in the best interest of Parent without regard to the best interests of the Company) and Parent will have no liability to any Person (including the Company) as a result of any such determination.

                                  ARTICLE VIII
                                INSURANCE MATTERS

         8.1 PAYMENTS; TRANSITION COVERAGE. The Company agrees that it will pay to Parent $43,000 per month (prorated on a daily basis for any partial month) in respect of the period from the date hereof until the Distribution Date, such amount to be payable in arrears by the 10th day of the next succeeding month, in respect of Insurance Policies under which the Company will continue to have coverage following the date hereof. The Company further agrees to pay to Parent an amount equal to five percent of incurred losses for claims adjustment services to be rendered by Parent for automobile liability and general liability claims. Parent and the Company agree to cooperate in good faith to provide for an orderly transition of insurance coverage from the date hereof through the Distribution Date and for the treatment of any Insurance Policies that will remain in effect following the Offerings Closing Date on a mutually agreeable basis. In no event shall Parent, any other member of the Parent Group or any Parent Indemnitees have liability or obligation whatsoever to any member of the Company Group in the event that any Insurance Policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any Liability of any member of the Company Group for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

         8.2      SUCCESSORS-IN-INTEREST RIGHTS.

                  (a) Except as otherwise provided in any Ancillary Agreement, the parties intend by this Agreement that the Company and each other member of the Company Group be successors-in-interest to all rights that any member of the Company Group may have as of the Offerings Closing Date as a subsidiary, affiliate, division or department of Parent prior to the Offerings Closing Date under any policy of insurance issued to Parent by any insurance carrier unaffiliated with Parent or under any agreements related to such policies executed and delivered prior to the Offerings Closing Date, including any rights such member of the Company Group may have, as an insured or additional named insured, subsidiary, affiliate, division or department, to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the Offerings Closing Date. At the request of the Company, Parent shall take all reasonable steps, including the execution and delivery of any instruments, to effect the foregoing; PROVIDED, HOWEVER, that Parent shall not be required to pay any amounts, waive any rights or incur any Liabilities in connection therewith.

                  (b) Except as otherwise contemplated by any Ancillary Agreement, after the Offerings Closing Date, none of Parent or the Company or any member of their respective Groups shall, without the consent of the other, provide any such insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder; PROVIDED, HOWEVER, that the foregoing shall not (A) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (B) require any member of any Group to pay any premium or other amount or to incur any Liability, or (C) require any member of any Group to renew, extend or continue any policy in force. Each of the Company and Parent will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion.

         8.3 NO ASSIGNMENT. This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the Parent Group in respect of any Insurance Policy or any other contract or policy of insurance.

         8.4 NO LIABILITY. The Company does hereby, for itself and each other member of the Company Group, agree that no member of the Parent Group or any Parent Indemnitees shall have any Liability whatsoever as a result of the insurance policies and practices of Parent and its Affiliates as in effect at any time prior to the Offerings Closing Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

         8.5 ADDITIONAL INSURANCE. Nothing in this Agreement shall be deemed to restrict any member of the Company Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

                                   ARTICLE IX
                            CERTAIN BUSINESS MATTERS

         9.1      NON-COMPETE; BUSINESS OPPORTUNITIES.

                  (a) The Parent agrees that neither it or any Parent Subsidiary will, directly or indirectly, compete with the Company in the Company Business (as presently conducted) anywhere in North America from the Distribution Date until five (5) years after the Distribution Date or, if the Distribution does not occur, until January 1, 2005.

                  (b) The Company agrees that neither it nor any Company Subsidiary will compete, directly or indirectly, with Parent in the Parent Business (as presently conducted) anywhere in North America from the Distribution Date until five (5) years after the Distribution Date or, if the Distribution does not occur, until January 1, 2005.

                  (c) No member of either Group shall have any duty to refrain from doing business with any potential or actual supplier or customer of any member of any other Group.

                  (d) Each of Parent and the Company is aware that from time to time certain business opportunities may arise which either Group may be financially able to undertake, and which are, from their nature, in the line of both Group business and are of practical advantage to both Groups. In connection therewith, the parties agree that if prior to (but not following) the Distribution Date, any of Parent or the Company acquires knowledge of an opportunity that meets the foregoing standard with respect to both Groups, none of Parent or the Company shall have any duty to communicate or offer such opportunity to the other and may pursue or acquire such opportunity for itself, or direct such opportunity to any other Person, unless (i) such opportunity relates primarily to the Parent Business, or the Company Business, in which case the party that acquires knowledge of such opportunity shall use its reasonable best efforts to communicate and offer such opportunity to Parent or the Company, respectively, or (ii) such opportunity relates both to the Parent Business and the Company Business but not primarily to either one, in which case such party shall use its reasonable best efforts to communicate and offer such opportunity to the Company. Notwithstanding the foregoing, no party shall be required to so communicate or offer any such opportunity if it would result in the breach of any contract or agreement or violate any applicable law, rule or regulation of any Governmental Authority, and no party shall have any obligation to finance (or provide any other assistance whatsoever) to any other party in connection with any such opportunity. In the event the foregoing clause (i) or (ii) is applicable, no party, other than the party to whom the opportunity must be offered in accordance with such clauses, shall pursue or acquire such opportunity for itself, or direct such opportunity to any other Person, unless the party to whom the opportunity is required to be offered does not within a reasonable period of time begin to pursue, or does not thereafter continue to pursue, such opportunity diligently and in good faith.

         9.2 WARRANTS. Under the terms of certain outstanding warrants to purchase Parent Common Stock, persons who hold such warrants and do not exercise them prior to the record date for the Distribution will be entitled to receive upon exercise of such warrants, in addition to shares of Parent Common Stock, a number of shares of Company Common Stock, based on the same ratio used to determine the number of shares of Company Common Stock to be distributed for each outstanding share of Parent Common Stock on the record date for the Distribution. If necessary, Parent will reserve shares of Company Common Stock held by it at the time of the Distribution to be delivered to holders of warrants upon exercise of such warrants following the record date for the

Distribution Date. The Company will not be required to issue any additional shares of Company Common Stock to such warrant holders.

                                    ARTICLE X
                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

         10.1     AGREEMENT FOR EXCHANGE OF INFORMATION; ARCHIVES.

                  (a) Each of Parent and the Company, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other Group, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party,
(ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, or (iii) to comply with its obligations under this Agreement, any Ancillary Agreement or any Liability; PROVIDED, HOWEVER, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

                  (b) After the Offerings Closing Date, the Company shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the Company Business that are located in the Parent archives. The Company may obtain copies (but not originals) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that the Company shall cause any such objects to be returned promptly in the same condition in which they were delivered to the Company and the Company shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to Parent. The Company shall pay $125 per hour for archives research services (subject to increase from time to time to reflect rates then in effect for Parent generally). Nothing herein shall be deemed to restrict the access of any member of the Parent Group to any such documents or objects or to impose any liability on any member of the Parent Group if any such documents or objects are not maintained or preserved by Parent.

                  (c) After the date hereof, (i) the Company shall maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable the members of the Parent Group to satisfy their respective reporting, accounting, audit and other obligations, and (ii) the Company shall provide, or cause to be provided, to Parent in such form as Parent shall request, at no charge to Parent, all financial and other data and information as Parent determines necessary or advisable in order to prepare Parent financial statements and reports or filings with any Governmental Authority.

         10.2 OWNERSHIP OF INFORMATION. Any Information owned by one Group that is provided to a requesting party pursuant to Section 10.1 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

         10.3 COMPENSATION FOR PROVIDING INFORMATION. The party requesting such Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

         10.4 RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Article X and other provisions of this Agreement after the Distribution Date, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control on the Distribution Date in accordance with the policies of Parent as in effect on the Offerings Closing Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the date hereof without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction; PROVIDED, HOWEVER, that in the case of any Information relating to Taxes or to Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof).

         10.5 LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable best efforts by such party to comply with the provisions of Section 10.4.

         10.6 OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Article X are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

         10.7     PRODUCTION OF WITNESSES; RECORDS; COOPERATION.

                  (a) After the Offerings Closing Date, except in the case of an adversarial Action by one party against another party (which shall be governed by such discovery rules as may be applicable under Article XI or otherwise), each party hereto shall use its reasonable best efforts to make available to the other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith.

                  (b) If an Indemnifying Party or Parent chooses to defend or to seek to compromise or settle any Third Party Claim, or if any party chooses to prosecute or otherwise evaluate or to pursue any Contingent Gain, the other parties shall make available to such Indemnifying Party, Parent or such other party, as the case may be, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

                  (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions, Contingent Liabilities and Contingent Gains.

                  (d) Without limiting any provision of this Section, each of the parties agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

                  (e) The obligation of the parties to provide witnesses pursuant to this Section 10.7 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other officers without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 10.7(a)).

                  (f) In connection with any matter contemplated by this Section 10.7, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

         10.8     CONFIDENTIALITY.

                  (a) Subject to Section 10.9, each of Parent and the Company, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to Parent's confidential and proprietary information pursuant to policies in effect as of the Offerings Closing Date, all Information concerning each such other Group that is either in its possession (including Information in its possession prior to any of the date hereof, the Offerings Closing Date or the Distribution Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives,
(ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation), or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

                  (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 10.9. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

         10.9 PROTECTIVE ARRANGEMENTS. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                   ARTICLE XI
                         ARBITRATION; DISPUTE RESOLUTION

         11.1 AGREEMENT TO ARBITRATE; WAIVER OF JURY TRIAL. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and arbitration set forth in this Article XI shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the Parent Group and the Company Group. Each party agrees on behalf of itself and each member of its respective Group that the procedures set forth in this Article XI shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and with respect thereto, hereby irrevocably waives any right to commence any Action in or before any Governmental Authority as well as any right to a trial by jury for any action, except as expressly provided in Sections 11.7(b) and 11.8 and except to the extent provided under the Arbitration Act in the case of judicial review of arbitration results or awards.

         11.2     ESCALATION.

                  (a) It is the intent of the parties to use their respective reasonable best efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; PROVIDED, HOWEVER, that the parties shall use their reasonable best efforts to meet within 30 days of the Escalation Notice.

                  (b) The parties may, by mutual consent, retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 11.3.

         11.3     DEMAND FOR ARBITRATION.

                  (a) At any time after the first to occur of (i) the date of the meeting actually held pursuant to the applicable Escalation Notice or (ii) 45 days after the delivery of an Escalation Notice, any party involved in the dispute, controversy or claim (regardless of whether such party delivered the Escalation Notice) may, unless the Applicable Deadline has occurred, make a written demand (the "Arbitration Demand Notice") that the dispute be resolved by binding arbitration, which Arbitration Demand Notice shall be given to the parties to the dispute, controversy or claim in the manner set forth in Section
14.5. In the event that any party shall deliver an Arbitration Demand Notice to another party, such other party may itself deliver an Arbitration Demand Notice to such first party with respect to any related dispute, controversy or claim with respect to which the Applicable Deadline has not passed without the requirement of delivering an Escalation Notice. No party may assert that the failure to resolve any matter during any discussions or negotiations, the course of conduct during the discussions or negotiations or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by Article XI, is a prerequisite to a demand for arbitration under this Section 11.3. In the event that any party delivers an Arbitration Demand Notice with respect to any dispute, controversy or claim that is the subject of any then pending arbitration proceeding or of a previously delivered Arbitration Demand Notice, all such disputes, controversies and claims shall be resolved in the arbitration proceeding for which an Arbitration Demand Notice was first delivered unless the arbitrator in his or her sole discretion determines that it is impracticable or otherwise inadvisable to do so.

                  (b) Except as may be expressly provided in any Ancillary Agreement, any Arbitration Demand Notice may be given until one year and 45 days after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees on behalf of itself and each member of its Group that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, as between or among the parties and the members of their Groups, such dispute, controversy or claim will be barred. Subject to Sections 11.7(d) and 11.8, upon delivery of an Arbitration Demand Notice pursuant to
Section 11.3(a) prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by a sole arbitrator in accordance with the rules set forth in this Article XI.

         11.4     ARBITRATORS.

                  (a) Within 15 days after a valid Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim referenced therein shall attempt to select a sole arbitrator satisfactory to all such parties.

                  (b) In the event that such parties are not able jointly to select a sole arbitrator within such 15-day period, such parties shall each appoint an arbitrator within 30 days after delivery of the Arbitration Demand Notice. If one party appoints an arbitrator within such time period and the other party or parties fail to appoint an arbitrator within such time period, the arbitrator appointed by the one party shall be the sole arbitrator of the matter.

                  (c) In the event that a sole arbitrator is not selected pursuant to paragraph (a) or (b) above and, instead, two arbitrators are selected pursuant to paragraph (b) above, the two arbitrators will, within 30 days after the appointment of the later of them to be appointed, select an additional arbitrator who shall act as the sole arbitrator of the dispute. After selection of such sole arbitrator, the initial arbitrators shall have no further role with respect to the dispute. In the event that the arbitrators so appointed do not, within 30 days after the appointment of the later of them to be appointed, agree on the selection of the sole arbitrator, any party involved in such dispute may apply to the Center for Public Resources ("CPR") to select the sole arbitrator, which selection shall be made by such organization within 30 days after such application. Any arbitrator selected pursuant to this paragraph
(c) shall be disinterested with respect to any of the parties and the matter and shall be reasonably competent in the applicable subject matter.

                  (d) The sole arbitrator selected pursuant to paragraph (a),
(b) or (c) above will set a time for the hearing of the matter which will commence no later than 90 days after the date of appointment of the sole arbitrator pursuant to paragraph (a), (b) or (c) above and which hearing will be no longer than 30 days (unless in the judgment of the arbitrator the matter is unusually complex and sophisticated and thereby requires a longer time, in which event such hearing shall be no longer than 90 days). The final decision of such arbitrator will be rendered in writing to the parties not later than 60 days after the last hearing date, unless otherwise agreed by the parties in writing.

                  (e) The place of any arbitration hereunder will be Fort Lauderdale, Florida, unless otherwise agreed by the parties.

         11.5 HEARINGS. Within the time period specified in Section 11.4(d), the matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the arbitrator deems it to be essential to a fair resolution of the dispute, live cross-examination or direct examination may be permitted, but is not generally contemplated to be necessary. The arbitrator shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitrator may, in his or her discretion, set time and other limits on the presentation of each party's case, its memoranda or other submissions, and refuse to receive any proffered evidence, which the arbitrator, in his or her discretion, finds to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes then prevailing (except that the fee schedule of CPR will not apply). Except as expressly set forth in
Section 11.8(b), the decision of the arbitrator will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum. To the extent that the provisions of this Agreement and the prevailing rules of the CPR conflict, the provisions of this Agreement shall govern.

         11.6     DISCOVERY AND CERTAIN OTHER MATTERS.

                  (a) Any party involved in the applicable dispute may request limited document production from the other party or parties of specific and expressly relevant documents, with the reasonable expenses of the producing party incurred in such production paid by the requesting party. Any such discovery (which rights to documents shall be substantially less than document discovery rights prevailing under the Federal Rules of Civil Procedure) shall be conducted expeditiously and shall not cause the hearing provided for in Section
11.5 to be adjourned except upon consent of all parties involved in the applicable dispute or upon an extraordinary showing of cause demonstrating that such adjournment is necessary to permit discovery essential to a party to the proceeding. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) shall not occur except by consent of the parties involved in the applicable dispute. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the parties' rights to claim any applicable privilege. The arbitrator will adopt procedures to protect the proprietary rights of the parties and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the arbitrator shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.

                  (b) The arbitrator shall have full power and authority to determine issues of arbitrability but shall otherwise be limited to interpreting or construing the applicable provisions of this Agreement or any Ancillary Agreement, and will have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement or any Ancillary Agreement; it being understood, however, that the arbitrator will have full authority to implement the provisions of this Agreement or any Ancillary Agreement, and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); provided that the arbitrator shall not have (i) any authority in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions or (ii) any right or power to award punitive or treble damages. It is the intention of the parties that in rendering a decision the arbitrator give effect to the applicable provisions of this

Agreement and the Ancillary Agreements and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

                  (c) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

                  (d) Arbitration costs will be borne equally by each party involved in the matter, except that each party will be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such party.

         11.7     CERTAIN ADDITIONAL MATTERS.

                  (a) Any arbitration award shall be a bare award limited to a holding for or against a party and shall be without findings as to facts, issues or conclusions of law and shall be without a statement of the reasoning on which the award rests, but must be in adequate form so that a judgment of a court may be entered thereupon. Judgment upon any arbitration award hereunder may be entered in any court having jurisdiction thereof.

                  (b) Prior to the time at which an arbitrator is appointed pursuant to Section 11.4, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the arbitrator may dissolve, continue or modify any such order. Any such temporary restraining order shall remain in effect until the first to occur of the expiration of the order in accordance with its terms or the dissolution thereof by the arbitrator.

                  (c) Except as required by law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation or arbitration in confidence in accordance with the provisions of Article X, except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

                  (d) In the event that at any time the sole arbitrator shall fail to serve as an arbitrator for any reason, the parties shall select a new arbitrator who shall be disinterested as to the parties and the matter in accordance with the procedures set forth herein for the selection of the initial arbitrator. The extent, if any, to which testimony previously given shall be repeated or as to which the replacement arbitrator elects to rely on the stenographic record (if there is one) of such testimony shall be determined by the replacement arbitrator.

         11.8     LIMITED COURT ACTIONS.

                  (a) Notwithstanding anything herein to the contrary, in the event that any party reasonably determines the amount in controversy in any dispute, controversy or claim (or any series of related disputes, controversies or claims) under this Agreement or any Ancillary Agreement is, or is reasonably likely to be, in excess of $25 million and if such party desires to commence an Action in lieu of complying with the arbitration provisions of this Article, such party shall so state in its Arbitration Demand Notice or by notice given to the other parties within 20 days after receipt of an Arbitration Demand Notice with respect thereto. If the other parties to the arbitration do not agree that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of $25 million, the arbitrator selected pursuant to Section
11.4 hereof shall decide whether the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of $25 million. The arbitrator shall set a date that is no later than ten days after the date of his or her appointment for submissions by the parties with respect to such issue. There shall not be any discovery in connection with such issue. The arbitrator shall render his or her decision on such issue within five days of such date so set by the arbitrator. In the event that the arbitrator determines that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is or is reasonably likely to be in excess of $25 million, the provisions of Sections 11.4(d) and (e), 11.5, 11.6,
11.7 and 11.10 hereof shall not apply and on or before (but, except as expressly set forth in Section 11.8(b), not after) the tenth business day after the date of such decision, any party to the arbitration may elect, in lieu of arbitration, to commence an Action with respect to such dispute, controversy or claim (or such series of related disputes, controversies or claims) in any court of competent jurisdiction. If the arbitrator does not so determine, the provisions of this Article (including with respect to time periods) shall apply as if no determinations were sought or made pursuant to this Section 11.8(a).

                  (b) In the event that an arbitration award in excess of $25 million is issued in any arbitration proceeding commenced hereunder, any party may, within 60 days after the date of such award, submit the dispute, controversy or claim (or series of related disputes, controversies or claims) giving rise thereto to a court of competent jurisdiction, regardless of whether such party or any other party sought to commence an Action in lieu of proceeding with arbitration in accordance with Section 11.8(a). In such event, the applicable court may elect to rely on the record developed in the arbitration or, if it determines that it would be advisable in connection with the matter, allow the parties to seek additional discovery or to present additional evidence. Each party shall be entitled to present arguments to the court with respect to whether any such additional discovery or evidence shall be permitted and with respect to all other matters relating to the applicable dispute, controversy or claim (or series of related disputes, controversies or claims).

                  (c) No party shall raise as a defense the statute of limitations if the applicable Arbitration Demand Notice was delivered on or prior to the Applicable Deadline and, if applicable, if the matter is submitted to a court of competent jurisdiction within the 10-day period or 60-day period specified in Section 11.8(a) or Section 11.8(b), respectively.





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

         11.9 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article XI with respect to all matters not subject to such dispute, controversy or claim.

         11.10 LAW GOVERNING ARBITRATION PROCEDURES. The interpretation of the provisions of this Article XI, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in Section 14.2.

                                   ARTICLE XII
                   FURTHER ASSURANCES AND ADDITIONAL COVENANTS

         12.1     FURTHER ASSURANCES.

                  (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable best efforts, prior to, on and after the Offerings Closing Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Without limiting the foregoing, prior to, on and after the Offerings Closing Date, each party hereto shall cooperate with the other parties, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the Company Assets and the assignment and assumption of the Company Liabilities, the transfers of the Excluded Assets and the assignment and assumption of the Excluded Liabilities, and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, free and clear of any Security Interest, to Company Assets or Excluded Assets, or as the case may be, if and to the extent it is practicable to do so.

                  (c) On or prior to the Offerings Closing Date, Parent and the Company in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by Parent or the Company, or any other Subsidiary of Parent, as the case may be, to effectuate the transactions contemplated by this Agreement.

                  (d) Parent and the Company and each of the members of their respective Groups, waive (and agree not to assert against any of the others) any claim or demand that any of them may have against any of the others for any Liabilities or other claims relating to or arising out of: (i) the failure of the Company or any member of the Company Group, on the one hand, or of Parent, or any member of the Parent Group, on the other hand, to provide any notification or disclosure required under any state Environmental Law in connection with the Separation or the other transactions contemplated by this Agreement, including the transfer by any member of any Group to any member of any other Group of ownership or operational control of any Assets not previously owned or operated by such transferee; or (ii) any inadequate, incorrect or incomplete notification or disclosure under any such state Environmental Law by the applicable transferor. To the extent any Liability to any Governmental Authority or any third Person arises out of any action or inaction described in clause (i) or (ii) above, the transferee of the applicable Asset hereby assumes and agrees to pay any such Liability.

                  (e) Prior to the Offerings Closing Date, if one or more of the parties identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement or any Ancillary Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which one or more of the other parties will provide such service.

                                  ARTICLE XIII
                                   TERMINATION

         This Agreement may be terminated at any time prior to the Distribution Date as provided in Section 4.6, or by Parent at any time prior to the Offerings Closing Date. If this Agreement is terminated prior to the Offerings Closing Date, no party hereto (or any of its respective directors or officers) will have any liability or further obligation to any other party. In the event of any termination of this Agreement on or after the Offerings Closing Date in accordance with Section 4.6, only the provisions of this Agreement that obligate the parties to pursue the Distribution, or take, or refrain from taking, actions which would or might prevent the Distribution from qualifying for tax-free treatment under Section 355 of the Code, will terminate and the other provisions hereof and of each Ancillary Agreement will remain in full force and effect, including, without limitation Section 14.9.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.1     COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER.

                  (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                  (b) This Agreement, and the Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

                  (c) Parent represents on behalf of itself and each other member of the Parent Group, the Company represents on behalf of itself and each other member of the Company Group:

                           (i) each such Person has the requisite corporate or
other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and each other Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; and

                           (ii) this Agreement and each Ancillary Agreement to
which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

                  (d) Each party hereto acknowledges that it and each other party hereto is executing certain of the Ancillary Agreements by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

         14.2 GOVERNING LAW. Except as set forth in Section 11.10, this Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of Florida.

         14.3 ASSIGNABILITY. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; PROVIDED, HOWEVER, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

         14.4 THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any Parent Indemnitee or Company Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

         14.5 NOTICES. All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed to the principal executive office of the other party to the attention of such party's chief executive officer with a copy to such party's general counsel. Any party may, by notice to the other party, change the address to which such notices are to be given.

         14.6 SEVERABILITY. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

         14.7 FORCE MAJEURE. No party shall be deemed in default of this Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

         14.8 PUBLICITY. Prior to the Distribution, each of the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the IPO, the Distribution or any of the other transactions contemplated hereby and prior to making any filings with any Governmental Authority with respect thereto.

         14.9 EXPENSES. Except as expressly set forth in this Agreement (including Section 3.1(g) and Section 5.4 hereof) or in any Ancillary Agreement, whether or not the IPO or the Distribution is consummated, all third party fees, costs and expenses paid or incurred in connection with the Distribution will be paid by Parent. Parent and the Company shall share all of the fees, costs and expenses in connection with the Letter Ruling as if such amounts were Shared Contingent Liabilities subject to Section 7.2 hereof.

         14.10 HEADINGS. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

         14.11 SURVIVAL. Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein, shall survive each of the Separation, the IPO and the Distribution.

         14.12 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

         14.13 SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

         14.14    AMENDMENTS.

                  (a) No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

                  (b) Without limiting the foregoing, the parties anticipate that, prior to the Offerings Closing Date, some or all of the Schedules to this Agreement may be amended or supplemented and, in such event, such amended or supplemented Schedules shall be attached hereto in lieu of the original Schedules.

         14.15 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

         IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.




                                       REPUBLIC INDUSTRIES, INC.



                                       By: /s/ James O. Cole
                                           ------------------------------------
                                           Name:  James O. Cole
                                                -------------------------------
                                           Title: Senior Vice President
                                                 ------------------------------



                                      REPUBLIC SERVICES, INC.



                                       By: /s/ Harris W. Hudson
                                           ------------------------------------
                                           Name:  Harris W. Hudson
                                                -------------------------------
                                           Title: Vice Chairman
                                                 ------------------------------




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